UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Helix Energy Solutions Group, Inc. (the “Company”) previously reported in its Current Report on Form 8-K filed June 10, 2009, that it had consummated a secondary public offering (the “Offering”) of 20 million shares of the common stock (“Cal Dive Stock”) of Cal Dive International, Inc. (“Cal Dive”).  The Company also reported that the underwriters of the Offering had an option to purchase an additional 3.0 million shares to cover over-allotments, if any (the “Option”).

On June 15, 2009, the underwriters exercised their Option and on June 18, 2009, the Company consummated the sale of an additional 2.6 million shares of Cal Dive Stock at a price per share of $8.50.  The Company will use the proceeds of this sale of Cal Dive Stock for general corporate purposes.  Following the sale, the Company owns 23,694,964 shares of Cal Dive Stock, representing approximately  25.57% of Cal Dive’s issued and outstanding shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 18, 2009

HELIX ENERGY SOLUTIONS GROUP, INC.

By:              /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

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